neAs filed with the Securities and Exchange Commission on November 29, 2018

Registration No.  333-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARQULE, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3221586
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Wall Street
Burlington, Massachusetts 01803
(781) 994-0300

(Address of Principal Executive Offices; Zip Code)

____________________________

ArQule, Inc. 2014 Equity Incentives Plan

(Full title of the plan)

____________________________

PAOLO PUCCI
Chief Executive Officer
ArQule, Inc.
One Wall Street
Burlington, Massachusetts 01803
(781) 994-0300

(Telephone number, including area code, of agent for service)

Copies to:

PETER S. LAWRENCE President and Chief Operating Officer ArQule, Inc. One Wall Street Burlington, Massachusetts 01803 (781) 994-0300	RICHARD E. BALTZ Arnold & Porter 601 Massachusetts Ave., N.W. Washington, D.C. 20001 (202) 942-5124

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☒
Non-accelerated filer ☐	Smaller reporting company	☒
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	3,750,000	$3.45	$12,937,500	$1,568.03

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock that become issuable under the registrant’s 2014 Equity Incentives Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Represents 3,750,000 additional shares of the registrant’s common stock reserved for issuance pursuant to the Plan. The Registrant previously registered for issuance under the Plan 3,750,000 shares of its Common Stock pursuant to a registration statement on Form S-8 (File No. 333-198884), filed with the Securities and Exchange Commission on September 23, 2014.

(3)	Estimated pursuant to Rule 457(h) of the Securities Act, solely for purposes of calculating the registration fee, which is the average of the high and low sales price of the registrant’s common stock as reported on the Nasdaq Global Market on November 27, 2018.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 3,750,000 shares of ArQule, Inc. (the “Registrant”) common stock, par value $0.01 per share (“Common Stock”), reserved for issuance under the Registrant’s 2014 Equity Incentives Plan, as amended (the “Plan”). The Registrant previously registered for issuance under the Plan 3,750,000 shares of its Common Stock pursuant to a registration statement on Form S-8 (File No. 333-198884), filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2014.  The contents of the foregoing registration statement on Form S-8 are incorporated herein by reference.  The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference herein, and shall be deemed to be part of, this Registration Statement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Commission on March 5, 2018;

•	Our Current Reports on Form 8-K filed with the Commission on February 7, 2018, February 22, 2018, April 17, 2018, May 10, 2018 and July 13, 2018;

•	Our Quarterly Report on Form 10-Q for the quarters ending March 31, 2018, June 30, 2018 and September 30, 2018 filed with the Commission on May 7, 2018, August 1, 2018, and October 31, 2018, respectively; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 25, 1996, including any amendment or report filed for the purpose of updating such description.

All other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides for the contrary.

Item 8.  Exhibits.

A list of exhibits filed with this Registration Statement is set forth in the Exhibit Index and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized,, in the City of Burlington, Commonwealth of Massachusetts, on November 29, 2018.

ARQULE, INC.

By:	/s/ Paolo Pucci
Paolo Pucci
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT that each person whose signature appears below constitutes and appoints each of Paolo Pucci and Peter S. Lawrence as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement on Form S-8 with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Paolo Pucci	Chief Executive Officer and Director	November 29, 2018
Paolo Pucci	(Principal Executive Officer)

/s/ Peter S. Lawrence	President and Chief Operating Officer	November 29, 2018
Peter S. Lawrence	(Principal Financial Officer)

/s/Robert J. Weiskopf	Chief Financial Officer	November 29, 2018
Robert. J. Weiskopf	and Treasurer
(Principal Accounting Officer)

/s/ Patrick J. Zenner	Director — Chairman of the Board	November 29, 2018
Patrick J. Zenner

/s/ Timothy C. Barabe	Director	November 29, 2018
Timothy C. Barabe

/s/ Susan L. Kelley	Director	November 29, 2018
Susan L. Kelley

/s/ Ronald M. Lindsay	Director	November 29, 2018
Ronald M. Lindsay

/s/ Michael D. Loberg	Director	November 29, 2018
Michael D. Loberg

/s/ William G. Messenger	Director	November 29, 2018
William G. Messenger

/s/ Ran Nussbaum	Director	November 29, 2018
Ran Nussbaum

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 5	Opinion of Arnold & Porter Kaye Scholer LLP (filed herewith)
Exhibit 23.1	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5)
Exhibit 23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm (filed herewith)

Exhibit 24	Powers of Attorney of certain officers and directors of ArQule, Inc. (included on the signature page to this Registration Statement).